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                                                                   Exhibit 10.15

                                   COACH, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.
                  PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

         1.1 Purpose and Scope. The purpose of the Coach, Inc. 2001 Employee Stock Purchase Plan is to assist employees of Coach, Inc. and its subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

         1.2 Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Option Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Officers of the Company. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive.

                                   ARTICLE II.
                                   DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

         2.1 "Board" shall mean the Board of Directors of the Company.

         2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.3 "Committee" shall mean the Compensation and Employee Benefits Committee of the Board, which Committee shall administer the Plan as provided in
Section 1.2 above.

         2.4 "Common Stock" shall mean shares of common stock of the Company, par value $0.01 per share.

         2.5 "Company" shall mean Coach, Inc., a Maryland corporation.

         2.6 "Compensation" shall mean the base salary or wages and targeted commissions paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

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         2.7 "Eligible Employee" shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week, and (b) whose customary employment is more than five (5) months in a calendar year.

         2.8 "Employee" shall mean any employee of the Company or a Subsidiary.

         2.9 "Exercise Date" shall mean each May 31 and November 30.

         2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.11 "Fair Market Value" of a share of Common Stock as of a given date shall mean (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

         2.12 "Offering Date" shall mean each December 1 and June 1. The first Offering Date under the Plan shall be February 8, 2002.

         2.13 "Officer" shall mean an employee of the Company who is either an executive officer or member of the management of the Company.

         2.14 "Option Period" shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

         2.15 "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.1 below.

         2.16 "Participant" shall mean any Eligible Employee who elects to participate pursuant to the terms of the Plan.

         2.17 "Plan" shall mean this Coach, Inc. 2001 Employee Stock Purchase Plan, as it may be amended from time to time.

         2.18 "Plan Account" shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

         2.19 "Subsidiary" shall mean any corporation of which the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation.

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                                  ARTICLE III.
                                  PARTICIPATION

         3.1 Eligibility. An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, that Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

         3.2 Election to Participate; Payroll Deductions

            (a) Except as otherwise provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company in the calendar month preceding the Offering Date on which such Option Period commences a written payroll deduction authorization on a form prescribed by the Company.

            (b) Payroll deductions (i) must equal at least five dollars ($5.00) per pay period; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount, subject to the provisions of Sections
4.2 and 4.3 below. Amounts deducted from a Participant's Compensation pursuant to this Section 3.2 shall be credited to the Participant's Plan Account.

            (c) A Participant may, on one occasion only during an Option Period, increase or decrease the amount of his or her payroll deductions with respect to that Option Period by completing and filing with the Company a new written payroll deduction authorization form authorizing the change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of the filing of the new Enrollment Documents, or, if this is impracticable for administrative reasons in the Company's reasonable judgment, as of the beginning of the next succeeding payroll period.

         3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

                                  ARTICLE IV.
                               PURCHASE OF SHARES

         4.1 Option Price. The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share ($0.01) of the Common Stock.

         4.2 Purchase of Shares

            (a) On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of

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Common Stock which can be purchased with the amount in the Participant's Plan
Account. The balance, if any, remaining in the Participant's Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Option Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

            (b) As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company's sole discretion, to either (i) the Participant, or
(ii) an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. In the event the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

         4.3 Limitations on Purchase. No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted, i.e., the Offering Date) for each calendar year such option is outstanding. For purposes of this Section 4.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option.

         4.4 Transferability of Rights. An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

                                   ARTICLE V.
                       PROVISIONS RELATING TO COMMON STOCK

         5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be 300,000. Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan.

         5.2 Adjustment for Changes in Common Stock. In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder, and (b) the Option Price of outstanding options.

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         5.3 Merger, Acquisition or Liquidation. In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

         5.4 Insufficient Shares. If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 5.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.

         5.5 Rights as Stockholders. With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option.

                                  ARTICLE VI.
                          TERMINATION OF PARTICIPATION

         6.1 Cessation of Contributions; Voluntary Withdrawal

            (a) A Participant may cease payroll deductions during an Option Period by delivering notice of such cessation to the Company. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.2. A Participant who ceases contributions to the Plan during any Option Period shall not be permitted to resume contributions to the Plan during that Option Period.

            (b) A Participant may withdraw from the Plan at any time by notice to the Secretary of the Company prior to the close of business on an Exercise Date. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant's Plan Account to him or her, at which time the Participant's payroll deduction authorization, his or her interest in the Plan and his or her option under the Plan shall terminate. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 above.

         6.2 Termination of Eligibility

            (a) If a Participant ceases to be eligible under Section 3.1 above for any reason, the amount in such Participant's Plan Account will be refunded to the Participant or

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his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.

            (b) Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant's Plan Account, the Participant's interest in the Plan and the Participant's option under the Plan shall terminate.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         7.1 Condition of Employment. Neither the creation of the Plan nor an Employee's participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

         7.2 Amendment of the Plan

            (a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

            (b) Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded within 21 days of such termination.

         7.3 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

         7.4 Effective Date; Term; Approval by Stockholders. The Plan shall become effective as of the first date that both (a) the Board has approved the Plan and (b) the stockholders of the Company have approved the Plan by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code; provided that such stockholder approval occurs within 12 months following the date the Board approves the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options may not be exercisable prior to the date the Plan is approved by the Company's stockholders. In the event that the stockholders fail to so approve the Plan, any options granted under the Plan may be cancelled, all payroll deductions shall be cancelled and the Plan shall be terminated. Except as otherwise provided by this Section 7.4, the Plan shall terminate on the tenth anniversary of the date of its initial approval by the stockholders of the Company or such earlier date as may be established by action of the Board. No option may be granted during any period of suspension of the Plan nor after termination of the Plan.

         7.5 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in

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this Plan shall be construed to limit the right of the Company or any Subsidiary
(a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

         7.6 Conformity to Securities Laws. Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange
Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

         7.7 Notice of Disposition of Shares. The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Offering Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

         7.8 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

         7.9 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Maryland.

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         I hereby certify that the foregoing Coach, Inc. 2001 Employee Stock
Purchase Plan was duly approved by the Board of Directors of Coach, Inc. on September 4, 2001.

         I hereby certify that the foregoing Coach, Inc. 2001 Employee Stock Purchase Plan was duly approved by the stockholders of Coach, Inc. on November 7, 2001.

         Executed on this 3rd day of December, 2001.

                                                     /s/ Carole P. Sadler
                                                     --------------------
                                                             Secretary

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